Exhibit (d)(3)(A)

JOHN HANCOCK FUNDS II

AMENDMENT TO SUBADVISORY AGREEMENT

AMENDMENT made as of this 31st day of December, 2018 to the Subadvisory Agreement dated January 1, 2014, as amended (the “Agreement”), between John Hancock Advisers, LLC, a Delaware limited liability company (the “Adviser”), and John Hancock Asset Management a division of Manulife Asset Management (US) LLC, a Delaware limited liability company (the “Subadviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.	CHANGE IN APPENDIX A

Appendix A of the Agreement relating to the compensation of the Subadviser is amended to restate the fees for the following Funds: Multi-Index Lifetime Portfolios, Multi-Index Preservation Portfolios, Multi-Index Lifestyle Portfolios, Multimanager Lifetime Portfolios, Multimanager Lifestyle Portfolios, and Alternative Asset Allocation Fund.

2.	EFFECTIVE DATE

The Amendment shall become effective as of the date of its execution, following approval of the Amendment by the Board of Trustees of John Hancock Funds II.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK ADVISERS, LLC
By:	/s/ Jay Aronowitz
Name:	Jay Aronowitz
Title:	Chief Investment Officer

JOHN HANCOCK ASSET MANAGEMENT A DIVISION OF MANULIFE ASSET MANAGEMENT (US) LLC
By:	/s/ Warren M. Rudick
Name:	Warren M. Rudick
Title:	General Counsel
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APPENDIX A

The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Subadviser Fee”):

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*The term Aggregate Net Assets for a given day includes the net assets of a Portfolio of the Trust managed by the Subadviser. It also includes the net assets of one or more other portfolios of the Trust or other trusts as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee for a given day, the net assets of the Portfolio and each other portfolio of the Trust are determined by the Custodian as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund or trust are determined as of the close of business on the previous business day of that fund.

Trust Portfolios	Other Portfolios
Asia Pacific Total Return Bond Fund	Not Applicable
Strategic Income Opportunities Fund

Strategic Income Opportunities Trust, a series of John Hancock Variable Insurance Trust

The SIO Sleeve of Income Allocation Fund, a series of the Trust

Strategic Income Opportunities Fund, a sub-fund of John Hancock Worldwide Investors, PLC

Short Term Government Income Fund	Short Term Government Income Trust, a series of John Hancock Variable Insurance Trust
Fundamental Large Cap Value Fund	Fundamental Large Cap Value Trust, a series of John Hancock Variable Insurance Trust Fundamental Value Trust, a series of John Hancock Variable Insurance Trust
Fundamental All Cap Core Fund	Fundamental All Cap Core Trust, a series of John Hancock Variable Insurance Trust
Diversified Strategies Fund	Not Applicable
Strategic Equity Allocation Fund

U.S. Strategic Equity Allocation Fund, a series of the Trust

International Strategic Equity Allocation Fund, a series of the Trust

Strategic Equity Allocation Trust, a series of John Hancock Variable Insurance Trust

U.S. Strategic Equity Allocation Fund	Strategic Equity Allocation Fund, a series of the Trust International Strategic Equity Allocation Fund, a series of the Trust
A-1

Strategic Equity Allocation Trust, a series of John Hancock Variable Insurance Trust
International Strategic Equity Allocation Fund

U.S. Strategic Equity Allocation Fund, a series of the Trust

Strategic Equity Allocation Fund, a series of the Trust

Strategic Equity Allocation Trust, a series of John Hancock Variable Insurance Trust

Fundamental Global Franchise Fund	Not Applicable
Global Equity Fund	Not Applicable
Income Allocation Fund, SIO Sleeve	Strategic Income Opportunities Fund, a series of the Trust and Strategic Income Opportunities Trust, a series of John Hancock Variable Insurance Trust
Income Allocation Fund, Bond Sleeve	John Hancock Bond Fund, a series of John Hancock Sovereign Bond Fund

Alternative Asset Allocation Fund

Emerging Markets Debt Fund

Multi-Index 2010 Lifetime Portfolio

Multi-Index 2015 Lifetime Portfolio

Multi-Index 2020 Lifetime Portfolio

Multi-Index 2025 Lifetime Portfolio

Multi-Index 2030 Lifetime Portfolio

Multi-Index 2035 Lifetime Portfolio

Multi-Index 2040 Lifetime Portfolio

Multi-Index 2045 Lifetime Portfolio

Multi-Index 2050 Lifetime Portfolio

Multi-Index 2055 Lifetime Portfolio

Multi-Index 2060 Lifetime Portfolio

Multi-Index Lifestyle Aggressive Portfolio

Multi-Index Lifestyle Balanced Portfolio

Multi-Index Lifestyle Conservative Portfolio

Multi-Index Lifestyle Growth Portfolio

Multi-Index Lifestyle Moderate Portfolio

Multi-Index 2020 Preservation Portfolio

Multi-Index 2025 Preservation Portfolio

Multi-Index 2030 Preservation Portfolio

Multi-Index 2035 Preservation Portfolio

Multi-Index 2040 Preservation Portfolio

Multi-Index 2045 Preservation Portfolio

Multi-Index 2050 Preservation Portfolio

Multi-Index 2055 Preservation Portfolio

Multi-Index 2060 Preservation Portfolio

Multi-Index Income Preservation Portfolio

Multimanager 2010 Lifetime Portfolio

Multimanager 2015 Lifetime Portfolio

Multimanager 2020 Lifetime Portfolio

Multimanager 2025 Lifetime Portfolio

Not Applicable
A-2

Multimanager 2030 Lifetime Portfolio

Multimanager 2035 Lifetime Portfolio

Multimanager 2040 Lifetime Portfolio

Multimanager 2045 Lifetime Portfolio

Multimanager 2050 Lifetime Portfolio

Multimanager 2055 Lifetime Portfolio

Multimanager 2060 Lifetime Portfolio

Multimanager Lifestyle Aggressive Portfolio

Multimanager Lifestyle Balanced Portfolio

Multimanager Lifestyle Conservative Portfolio

Multimanager Lifestyle Growth Portfolio

Multimanager Lifestyle Moderate Portfolio

The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Subadviser Fee for the Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

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